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                                                                      EXHIBIT 21

                                   EXHIBIT 21

                              LIST OF SUBSIDIARIES



Name of Subsidiary                                                  Jurisdiction of Incorporation
------------------                                                  -----------------------------
Maxim Integrated Products                                           England
     UK Limited

Maxim International Inc.                                            Virgin Islands

Maxim GmbH                                                          Germany

Maxim SARL                                                          France

Maxim Japan                                                         Japan

Maxim Integrated Products Korea, Inc.                               Korea

Maxim Phil. Operating Corporation                                   Philippines

Maxim Phil. Holding Corporation                                     Philippines

     These Subsidiaries are 100% owned by the Registrant.

Maxtek Components Corporation                                       Oregon

     This Subsidiary is 50% owned by the Registrant.

Maxim Phil. Land Corporation                                        Philippines

     This Subsidiary is 40% owned by the Registrant.



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